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                                  EXHIBIT 21

                                 SUBSIDIARIES

                                               State or Other
                                               Jurisdiction of
Parent                                         Incorporation
------                                        ---------------

Cecil Bancorp, Inc.                               Maryland


Subsidiaries (1)
----------------

Cecil Federal Savings Bank                      United States



Subsidiaries of Cecil Federal Savings Bank
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Cecil Service Corporation                         Maryland
Northeastern Service Corporation                  Maryland



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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 hereof.